Credit Risk Manager Report
September 2005
SAIL 2005-HE3

Copyright 2005 The Murrayhill Company. All Rights Reserved.

The information contained in this Report is based upon a specific point in time and reflects performance solely through that point in time. It does not forecast the performance of the portfolio in the future. The information in this Report is not investment advice concerning a particular portfolio or security, and no mention of a particular security in this Report constitutes a recommendation to buy, sell, or hold that or any other security. The Report is based upon information provided to The Murrayhill Company by third parties and therefore The Murrayhill Company cannot, and does not, warrant that the information contained in this Report is accurate or complete.


Table of Contents

Executive Summary
Section One

Prepayment Premium Analysis
Section Two

Analytics
Section Three


Copyright 2005 The Murrayhill Company. All Rights Reserved.


Section One


Executive Summary


Copyright 2005 The Murrayhill Company. All Rights Reserved.

SAIL 2005-HE3
Executive Summary September 2005

Transaction Summary

08/30/2005
Aurora Loan Services, Chase Home Finance, HomEq, Option One Mortgage, Wells Fargo / ASC Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Co., Republic Mortgage Insurance Company OTS1


Closing Date:                                 08/30/2005

Servicer(s):                 Aurora Loan Services, Chase Home Finance, HomEq,
                                  Option One Mortgage, Wells Fargo / ASC
Mortgage Insurer(s): Mortgage Guaranty Insurance Corporation, PMI Mortgage Insurance Co.,
                                Republic Mortgage Insurance Company
Delinquency Reporting Method:             OTS1




Collateral Summary
Closing Date     8/30/2005     8/31/2005 as a Percentage of Closing Date

Collateral Balance   $2,373,930,732  $2,334,421,362       98.33%
Loan Count            12,210            12,056             98.74%


1 OTS Method: A current loan becomes 30 days delinquent if the scheduled payment is not made by the close of business on the corresponding day of the following month. Similarly for 60 days delinquent and the second immediately succeeding month and 90 days delinquent and the third immediately succeeding month.
2 These figures are based upon information provided to Murrayhill by the servicers on a monthly basis.



Copyright 2005 The Murrayhill Company. All Rights Reserved.



First and Early Payment Defaults

There are three loans in this security that have experienced a first payment default, and 133 loans that have experienced early payment defaults. Please refer to the tables below that details these loans.

First Payment Defaults

Mortgage Purpose        Ownership Type                Summed Balance

Cash-Out Refinance         Primary Home                3
Total                                                  3


Early Payment Defaults


Mortgage Purpose        Ownership Type                Summed Balance

Cash-Out Refinance         Investment Home              4
Cash-Out Refinance         Primary Home                 65
Purchase                 Invtesment Home                16
Purchase                 Primary Home                   41
Rate/Term Refinance        Invtesment Home              1
Rate/Term Refinance        Primary Home                 6
Total                                                   133



Collateral Statistics

                        Loan Count                Summed Balance
First Payment Defaults           3                $191,071
Early Payment Defaults*         133               $22,694,330

*A default that occurs on the second or third scheduled payment


Second Lien Statistics

                                Loan Count           Summed Balance
Total Outstanding Second Liens         1,439         $86,603,841
30+ Days Delinquent                     1                $77,796
60+ Days Delinquent                     0                0
90+ Days Delinquent                     0                0



Prepayments

Remittance Date Beginning Collateral Balance  Total Prepayments
                                                Percentage of Prepayment

9/25/2005                $2,370,277,347       $42,494,863           1.79


Prepayment Premium Analysis

Prepayment Premium Issues for the Current Month

In the 9/25/2005 remittance, 87 loans with active prepayment premium flags were paid off. The servicers remitted premiums for 83 of these loans. Four loans were paid off but did not remit premiums. Murrayhill has asked the servicers why premiums were not remitted and we are awaiting a response.


Copyright 2005 The Murrayhill Company. All Rights Reserved.


Section Two


Prepayment Premium Analysis


Section 1: Prepayment premiums remitted to the P Class by the trustee. This information is taken from the Statement to Certificateholders prepared by the trustee.


                    Trustee Remittance Date
Class                        25-Sep-05
P Class                       $532,368

Section 2: Prepayment premiums collected by the servicers and remitted to the trustee. This information is reported to Murrayhill by the servicers each month.



                Trustee Remittance Date
Servicer                25-Sep-05
Total                   $532,368


Section 3: Reconciliation of the amount remitted to the P Class by the trustee and the amounts remitted by the servicers to the trustee.


Amount remitted to the P Class:         $532,368
Amount remitted by servicer:            $532,368
Difference:                                $0





Copyright 2005 The Murrayhill Company. All Rights Reserved.


Aggregate Paid-Off Loans Report for SAIL 2005-HE3
Mortgage Data Through: June 30, 2005


                                Trustee Remittance Date

                                     25-Sep-05
Loans with Active Prepayment
Flags with Premiums Remitted(A)         83

Loans without Prepayment
Flags with Premiums Remitted            0

Total Loans with
Premiums Remitted (B)                   83
Loans with
Active Prepayment Flags (C)             87
Loans without Prepayment
Flags with Premiums Remitted            0

Subtotal (D)                            87

Premiums Remitted for loans
with Active Prepayment Flags (A/C)   95.40%

Total Loans with Premiums
Remitted to the Subtotal (B/D)       95.40%

Total Paid-Off Loans (E)              147

Total Loans with Premiums Remitted
 to the Total Paid-Off Loans (B/E)   56.46%





Copyright  2005 The Murrayhill Company. All Rights Reserved.


Paid-Off Loans Exception Report for SAIL 2005-HE3
Mortgage Data Through: June 30, 2005


                                                                 Total
Total Paid-Off Loans with Flags                                    87

Less Exceptions:

Loans with Expired Prepayment Clauses (as stated in the Note)*     0

Loans that Contained a Clause Allowing Prepayment Premiums
to be Waived at the Time ofLiquidation*                            0

Loans that were Liquidated from REO Status*                        0

Loans with Discrepancies between the Data File and the Note*       0

Defaulted Liquidated Loans that Could Not Have Collected
Premiums because of the Acceleration of the Debt*                  0

Loans that were Liquidated Through Loss Mitigation Efforts*        0

Total Paid-Off Loans with Active Prepayment Flags (C)             87

Other Exceptions:
Paid-Off Loans that Did Not have Premiums
Collected because of State Statutes
                                                                   0

Paid-Off Loans with Active Prepayment
Flags that Have Not Remitted Premiums
                                                                   0
* These categories are mutually exclusive.


Copyright 2005 The Murrayhill Company. All Rights Reserved.


Loan  Del Origination PPP Exp.    Payoff    PPP   % of Premium To Comment
Number   String      Date      Flag  Date     Blance    Remitted  Payoff Blance

 19891118    0    3/3/2005     2    3/3/2007    $277,639    $0        0% *
116186735    0    3/16/2005    2    3/16/2007    $234,840    $0       0% *
 19762103    0    2/25/2005    3    2/25/2008    $225,307    $0       0% *
 35085463    0    3/15/2005    3    3/15/2008    $463,019    $0       0% *
116150236    0    3/29/2005    1    3/29/2006    $102,438    $4,175   4%
116184862    0    3/30/2005    1    3/30/2006    $373,755    $10,974  3%
116665175    0    6/8/2005     1    6/8/2006    $396,000    $10,969   3%
116271453    0    7/29/2004    2    7/29/2006    $176,733    $4,413   2%
 18751107    0    11/11/2004   2    11/11/2006    $709,306    $16,215 2%
115220089    0    1/20/2005    2    1/20/2007    $27,679    $1,105    4%
116169582    0    3/1/2005     2    3/1/2007    $175,228    $4,259    2%
116182437    0    3/1/2005     2    3/1/2007    $179,579    $4,634    3%
116147810    C    3/1/2005     2    3/1/2007    $76,164    $2,041     3%
116170275    0    3/4/2005     2    3/4/2007    $344,730    $10,507   3%
116166497    0    3/7/2005     2    3/7/2007    $112,977    $3,212    3%
116187071    0    3/7/2005     2    3/7/2007    $127,093    $1,991    2%
116162199    C    3/7/2005     2    3/7/2007    $224,112    $6,512    3%
116190869    0    3/8/2005     2    3/8/2007    $91,068    $2,608     3%
116147471    0    3/8/2005     2    3/8/2007    $234,162    $7,179    3%
116184300    0    3/8/2005     2    3/8/2007    $316,788    $7,938    3%
116184102    C    3/8/2005     2    3/8/2007    $104,559    $2,907    3%
116169350    C    3/8/2005     2    3/8/2007    $209,091    $5,812    3%
116186552    0    3/9/2005     2    3/9/2007    $199,662    $5,443    3%
116157033    0    3/9/2005     2    3/9/2007    $383,000    $9,454    2%
116179037    0    3/10/2005    2    3/10/2007    $338,017    $9,156   3%
116168709    0    3/15/2005    2    3/15/2007    $445,729    $12,746  3%
116147513    0    3/21/2005    2    3/21/2007    $312,865    $8,884   3%
116150897    0    3/23/2005    2    3/23/2007    $216,284    $6,270   3%
116149592    0    3/23/2005    2    3/23/2007    $355,003    $9,620   3%
116147661    0    3/25/2005    2    3/25/2007    $420,356    $11,403  3%
116177726    0    3/29/2005    2    3/29/2007    $335,409    $9,788   3%
116188285    C    3/30/2005    2    3/30/2007    $208,345    $7,000   3%
116177841    0    3/31/2005    2    3/31/2007    $367,977    $10,118  3%
116126988    0    4/25/2005    2    4/25/2007    $63,802    $1,276    2%
116358151    0    5/12/2005    2    5/12/2007    $121,200    $3,588   3%
 17895970    0    5/21/2004    3    5/21/2007    $249,838    $5,750   2%
116689464    0    6/2/2005     2    6/2/2007    $440,301    $15,124   3%
116711508    0    6/6/2005     2    6/6/2007    $201,167    $5,788    3%
116708918    0    6/7/2005     2    6/7/2007    $392,835    $13,349   3%
116726258    0    6/9/2005     2    6/9/2007    $67,830    $1,348     2%
116658717    0    6/10/2005    2    6/10/2007    $197,890    $1,465   1%
116670605    0    6/15/2005    2    6/15/2007    $138,550    $3,967   3%
116670597    0    6/23/2005    2    6/23/2007    $371,197    $10,886  3%
116681669    0    6/23/2005    2    6/23/2007    $324,957    $9,690   3%
116708868    0    6/27/2005    2    6/27/2007    $319,294    $10,471  3%
116272550    0    8/10/2004    3    8/10/2007    $401,057    $9,656   2%
115424053    0    1/11/2005    3    1/11/2008    $98,784    $988      1%
115220071    0    1/20/2005    3    1/20/2008    $132,000    $3,691   3%
116166364    0    3/1/2005     3    3/1/2008    $162,512    $4,983    3%
116167065    C    3/2/2005     3    3/2/2008    $213,110    $5,887    3%
116181397    0    3/4/2005     3    3/4/2008    $284,530    $5,945    2%
116175050    0    3/7/2005     3    3/7/2008    $334,119    $6,783    2%
116162553    C    3/7/2005     3    3/7/2008    $139,180    $6,962    5%
116168956    0    3/9/2005     3    3/9/2008    $233,915    $6,776    3%
116176736    C    3/9/2005     3    3/9/2008    $174,772    $2,042    1%
116151184    C    3/9/2005     3    3/9/2008    $202,437    $1,620    1%
116171315    0    3/10/2005    3    3/10/2008    $139,088    $3,795   3%
116163155    0    3/10/2005    3    3/10/2008    $550,816    $14,757  3%
116154071    0    3/14/2005    3    3/14/2008    $154,749    $4,452   3%
116178914    0    3/14/2005    3    3/14/2008    $165,523    $1,715   1%
116192865    C    3/14/2005    3    3/14/2008    $179,828    $5,431   3%
116157017    0    3/16/2005    3    3/16/2008    $339,143    $7,668   2%
116189960    0    3/17/2005    3    3/17/2008    $322,397    $7,532   2%
116188392    0    3/18/2005    3    3/18/2008    $174,775    $4,774   3%
116175464    C    3/18/2005    3    3/18/2008    $318,414    $10,181  3%
116191719    0    3/21/2005    3    3/21/2008    $98,081     $969     1%
116147109    0    3/22/2005    3    3/22/2008    $469,779    $10,975  2%
116165630    0    3/23/2005    3    3/23/2008    $406,472    $10,035  2%
116167248    C    3/23/2005    3    3/23/2008    $132,600    $4,561   3%
116192022    C    3/23/2005    3    3/23/2008    $325,188    $7,935   2%
116174913    C    3/23/2005    3    3/23/2008    $405,000    $10,773  3%
116191057    C    3/25/2005    3    3/25/2008    $93,047     $2,308   2%
116160847    C    3/25/2005    3    3/25/2008    $236,513    $7,095   3%
116190133    0    3/28/2005    3    3/28/2008    $340,261    $10,426  3%
116173048    C    3/28/2005    3    3/28/2008    $270,757    $7,056   3%
116166638    C    3/29/2005    3    3/29/2008    $110,098    $3,67    3%
116189531    0    3/30/2005    3    3/30/2008    $130,441    $3,367   3%
116147604    0    3/30/2005    3    3/30/2008    $144,263    $4,715   3%
116145368    0    3/30/2005    3    3/30/2008    $427,948    $11,517  3%
116171125    C    3/30/2005    3    3/30/2008    $191,071    $1,984   1%
116172255    C    3/30/2005    3    3/30/2008    $228,594    $6,629   3%
 35218155    0    4/15/2005    3    4/15/2008    $131,733    $4,060   3%
116356106    0    5/10/2005    3    5/10/2008    $105,288    $2,475   2%
116658683    0    6/6/2005     3    6/6/2008    $112,492    $3,756    3%
116729955    0    6/7/2005     3    6/7/2008    $121,189    $3,068    3%
116730029    0    6/7/2005     3    6/7/2008    $30,430    $1,250     4%
116683624    0    6/8/2005     3    6/8/2008    $289,514    $8,064    3%
*Awaiting servicer response


Copyright 2005 The Murrayhill Company. All Rights Reserved.

Section Three
Analytics

SAIL 2005-HE3 F
ICO Distribution by Status FICO
is a registered trademark of Fair Isaac Corporation Mortgage Data
Through: August 31, 2005

Status         # of Loans Status  Average  Std. Deviation

Current          11,897             626          55.31
Delinquent         159              590          47.92
Paid Off           148              632          56.54

Total:                 12,204

Copyright 2005 The Murrayhill Company. All Rights Reserved.

SAIL 2005-HE3
Loan-to-Value Distribution by Status
Mortgage Data Through: August 31, 2005

Status      # of Loans   Average  Std. Deviation

Current      11,897        626          55.31
Delinquent      159        590          47.92
Paid Off        148        632          56.54

Total:                 12,204

Copyright 2005 The Murrayhill Company. All Rights Reserved.

SAIL 2005-HE3
Balance Distribution by Status
Mortgage Data Through: August 31, 2005

Status      # of Loans   Average     Std. Deviation

Current       11,897     $194,064.70     $130,573.45
Delinquent       159    $161,217.58      $119,803.14

Total:        12,056



Copyright 2005 The Murrayhill Company. All Rights Reserved.


SAIL 2005-HE3
Mortgage Type Distribution by Status
Mortgage Data Through: August 31, 2005

Mortgage  Loan      Total           Avg.       Std.
Type        Count  Balance       Balance    Deviation

ARM        8,429  $1,875,051,712.60  $222,452.45 $130,961.67
Fixed       3,775 $459,369,649.68   $121,687.32 $102,585.71

Total:   12,204     $2,334,421,362.28


Copyright 2005 The Murrayhill Company. All Rights Reserved.

SAIL 2005-HE3
Mortgage Term Distribution By Status
Mortgage Data Through: August 31, 2005

# of Loans Other 120  180   240  300  360
12,204      29    0   1,456 115  2    10,602


Copyright 2005 The Murrayhill Company. All Rights Reserved.

SAIL 2005-HE3 Mortgage Purpose Distribution
Mortgage Data Through: June 30, 2005


Origination Statistics        Current Loans


Purpose            Number   Percentage    Purpose           Number  Percentage
Cash-out refinance    6,508        53.3%   Cash-out refinance  6,336       53.3%
Purchase              5,115        41.9%     Purchase         4,991        42.0%
Rate/term refinance     550        4.5%    Rate/term refinance   533        4.5%
Home Improvement         35        0.3%    Home Improvement       35        0.3%
Other                     2        0.0%        Other               2        0.0%
Total                12,210        100%       Total           11,897        100%

Delinquent Loans        Paid Off Loans
Purpose     Number  Percentage     Purpose              Number  Percentage
Cash-out refinance   79        49.7%   Cash-out refinance        91       61.5%
Purchase             69        43.4%        Purchase             51        34.5%
Rate/term refinance  11        6.9%        Rate/term refinance    6        4.1%
Home Improvement      0        0.0%        Home Improvement       0        0.0%
Other                 0        0.0%        Other                  0        0.0%
Total                159        100%        Total                148        100%


Copyright 2005 The Murrayhill Company. All Rights Reserved.

SAIL 2005-HE3 Ownership Distribution by Status
Mortgage Data Through: June 30, 2005
Ownership Type           # of Loans
Investment Home              1,422
Primary Home                10,655
Second Home                  127

Total:                        12,204

Copyright 2005 The Murrayhill Company. All Rights Reserved.


SAIL 2005-HE3 Delinquent Balance Over Time
Mortgage Data Through: June 30, 2005
AsOfDate        30 Days            60 Days        90 Days    Foreclosure    REO
    REO
31-Aug-05        $20,641,762      $4,800,762     $191,071

Copyright 2005 The Murrayhill Company. All Rights Reserved.


SAIL 2005-HE3 Delinquent Count Over Time
Mortgage Data Through: June 30, 2005
AsOfDate     30 Days        60 Days        90 Days        Foreclosure        REO
31-Aug-05      128            30              1             0                0

Copyright 2005 The Murrayhill Company. All Rights Reserved.



ASCO 2005-RMS1 Historical SDA Performance
Mortgage Data Through: June 30, 2005
Weighted        Monthly
Date      Average Age Default Amt Default Rate  CDR (F-R)  SDA Curve   SDA %
31-Aug-05  3.49        $0        0.00%                0       0          0


Copyright 2005 The Murrayhill Company. All Rights Reserved.